                              CADENCE NETWORK, INC.

                                     BY-LAWS

                              Adopted March 9, 2000

                            ARTICLE 1 - Stockholders

     1.1  Place of Meetings.  All meetings of stockholders shall be held at such place  within or without the State of  Delaware  as may be  designated from time to time by the Board of  Directors or the  President  or, if not so designated, at the registered office of the Corporation.

     1.2  Annual Meeting. The annual meeting of stockholders for the election of directors  and  for the  transaction  of such  other  business  as may properly be brought  before the meeting  shall be held on a date to be fixed by the Board of Directors or the President (which date shall not be a legal  holiday in the place  where the  meeting is to be held) at the time  and  place to be  fixed  by the  Board of  Directors  or the
          President  and  stated  in the  notice  of the  meeting.  If no annual meeting is held in accordance with the foregoing provisions, the Board of Directors  shall cause the meeting to be held as soon thereafter as convenient.  If no  annual  meeting  is held in  accordance  with  the foregoing  provisions,  a special  meeting  may be held in lieu of the annual  meeting,  and any action taken at that special  meeting  shall have the same  effect as if it had been taken at the  annual  meeting, and in such case all references in these By-laws to the annual meeting of the stockholders shall be deemed to refer to such special meeting.

     1.3  Special  Meetings.  Special  meetings of stockholders may be called at any  time by the  President  or by the  Board of  Directors.  Business
          transacted at any special meeting of stockholders  shall be limited to matters  relating to the  purpose or purposes  stated in the notice of meeting.

     1.4  Notice of  Meetings.  Except as  otherwise  provided  by law,  written notice of each  meeting of  stockholders,  whether  annual or special, shall be given not less than twenty (20) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.  The notices of all meetings shall state the place, date and hour of the meeting.  The notice of a special meeting shall state, in addition,  the purpose or purposes for which the meeting is called.
          If mailed,  notice is given when  deposited in the United States mail, postage  prepaid,  directed  to the  stockholder  at his address as it appears on the records of the Corporation.

     1.5  Voting  List.  The officer  who has charge of the stock  ledger of the
          Corporation shall prepare, at least ten (10) days before every meeting of stockholders,  a complete list of the stockholders entitled to vote at the  meeting,  arranged  in  alphabetical  order,  and  showing the address of each stockholder and the number of shares registered in the name of each  stockholder.  Such list shall be open to the examination of any  stockholder,  for any purpose  germane to the meeting,  during ordinary  business hours, for a period of at least ten (10) days prior to the meeting,  at a place within the city where the meeting is to be held.  The list shall also be produced  and kept at the time and place of the  meeting  during  the  whole  time of the  meeting,  and may be inspected by any stockholder who is present.

     1.6  Quorum.  Except as  otherwise  provided  by law,  the  Certificate  of
          Incorporation  or these  By-laws,  the  holders of a  majority  of the shares of the capital stock of the Corporation  issued and outstanding and entitled to vote at the meeting,  present in person or represented by proxy, shall constitute a quorum for the transaction of business.

     1.7  Adjournments.  Any meeting of  stockholders  may be  adjourned  to any other time and to any other  place at which a meeting of  stockholders may be  held  under  these  By-laws  by the  stockholders  present  or represented at the meeting and entitled to vote,  although less than a quorum,  or, if no stockholder is present,  by any officer entitled to preside at or to act as  Secretary  of such  meeting.  It shall not be necessary to notify any  stockholder  of any  adjournment of less than thirty  (30) days if the time and place of the  adjourned  meeting are announced at the meeting at which  adjournment is taken,  unless after the adjournment a new record date is fixed for the adjourned  meeting.
          At the adjourned  meeting,  the  Corporation may transact any business which might have been transacted at the original meeting.

     1.8  Voting  and  Proxies.  Each  stockholder  shall have one vote for each share of stock entitled to vote held of record by such stockholder and a  proportionate  vote for  each  fractional  share  so  held,  unless
          otherwise   provided  in  the  Certificate  of   Incorporation.   Each
          stockholder of record  entitled to vote at a meeting of  stockholders, or to  express  consent  or  dissent  to  corporate  action in writing without a  meeting,  may vote or  express  such  consent or dissent in person or may authorize  another  person or persons to vote or act for the  stockholder by written proxy  executed by the  stockholder or his authorized agent and delivered to the Secretary of the Corporation. No such proxy  shall be voted or acted upon  after  three  years from the date of its  execution,  unless  the proxy  expressly  provides  for a longer period.

     1.9  Action  at  Meeting.  When a quorum is  present  at any  meeting,  the holders of shares of stock  representing  a majority of the votes cast on a matter (or if there are two or more classes of stock  entitled to vote as separate  classes,  then in the case of each such  class,  the holders of shares of stock of that class  representing  a majority  of the votes cast on a matter)  shall  decide any matter to be voted upon by the  stockholders at such meeting,  except when a different vote is required by express provision of law, the Certificate of Incorporation or these  By-Laws.  When a  quorum  is  present  at any  meeting,  any election  of  directors  by  stockholders  shall  be  determined  by a plurality of the votes cast on the election.

     1.10 Action Without A Meeting. Any action required or permitted to be taken at any annual or special  meeting of  stockholders  of the Corporation may be taken  without a meeting,  without  prior  notice and without a vote, if a consent in writing,  setting forth the action so taken,  is signed by the holders of  outstanding  stock  having not less than the minimum  number of votes that would be  necessary to authorize or take such action at a meeting at which all shares  entitled to vote on such action  were  present  and  voted.  Prompt  notice  of the  taking  of corporate  action  without a meeting  by less than  unanimous  written consent shall be given to those stockholders who have not consented in writing.

                              ARTICLE 2 - Directors

     2.1  General Powers.  The business and affairs of the Corporation  shall be managed by or under the  direction  of a Board of  Directors,  who may exercise  all of the  powers of the  Corporation  except as  otherwise provided by law or the Certificate of Incorporation. In the event of a vacancy in the Board of Directors, the remaining directors,  except as otherwise  provided by the Certificate of Incorporation or by law, may exercise the powers of the full Board until the vacancy is filled.

     2.2  Number;  Election and Qualification.  Subject to the provisions of the
          Certificate  of  Incorporation,  the number of  directors  which shall constitute  the  whole  Board  of  Directors  shall be  determined  by resolution of the  stockholders  or the Board of Directors,  but in no event  shall  be less  than  one.  Subject  to the  provisions  of the
          Certificate of Incorporation, the number of directors may be decreased at any time and from time to time either by the  stockholders  or by a majority  of the  directors  then in  office,  but  only to  eliminate vacancies  existing  by reason of the death,  resignation,  removal or expiration of the term of one or more  directors.  The directors shall be elected at the annual meeting of stockholders by such  stockholders as have the  right  to vote on such  election.  Directors  need not be stockholders of the Corporation.

     2.3  Tenure.  Each director shall hold office until the next annual meeting and until his successor is elected and qualified, or until his earlier death, resignation or removal.

     2.4  Enlargement of the Board. Subject to the provisions of the Certificate of Incorporation, the number of directors may be increased at any time and from  time to time by the  stockholders  or by a  majority  of the directors then in office.

     2.5  Vacancies.  Unless and until filled by the stockholders and subject to the provisions of the Certificate of Incorporation, any vacancy in the
          Board of Directors,  however occurring,  including a vacancy resulting from an enlargement of the Board,  may be filled by vote of a majority of the directors then in office,  although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired  term of his  predecessor  in office,  and a director  chosen to fill a position  resulting from an increase in the number of directors shall hold office until the next annual meeting of stockholders  and until his  successor  is elected and  qualified,  or until his earlier death, resignation or removal.

     2.6  Resignation.  Any  director  may  resign  by  delivering  his  written resignation  to the  Corporation  at its  principal  office  or to the
          President or  Secretary.  Such  resignation  shall be  effective  upon receipt  unless it is  specified to be effective at some other time or upon the happening of some other event.

     2.7  Regular  Meetings.  Regular  meetings of the Board of Directors may be held without  notice at such time and place,  either within or without the State of Delaware, as shall be determined from time to time by the
          Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination.  A regular  meeting of the Board of Directors may be held without  notice immediately  after  and at the same  place as the  annual  meeting  of stockholders.

     2.8  Special  Meetings.  Special  meetings of the Board of Directors may be held at any time and place,  within or without the State of  Delaware, designated in a call by the Chairman of the Board,  President,  two or more  directors,  or by one director in the event that there is only a single director in office.

     2.9  Notice of Special Meetings. Notice of any special meeting of directors shall be given to each  director by the Secretary or by the officer or one of the directors  calling the meeting.  Notice shall be duly given to each director (i) by giving notice to such director in person or by telephone  at least five (5) days in advance of the  meeting,  (ii) by sending a telegram,  telex or facsimile,  or delivering written notice by hand, to his last known  business or home address at least five (5)
          days in advance of the meeting,  or (iii) by mailing written notice to his last  known  business  or home  address  at least five (5) days in advance of the  meeting.  A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

     2.10 Meetings by Telephone  Conference  Calls.  Directors or any members of any committee designated by the directors may participate in a meeting of the Board of  Directors or such  committee  by means of  conference telephone  or similar  communications  equipment by means of which all persons  participating  in  the  meeting  can  hear  each  other,  and participation  by such means  shall  constitute  presence in person at such meeting.

     2.11 Quorum. A majority of the total number of the whole Board of Directors shall  constitute a quorum at all meetings of the Board of  Directors.
          In the event one or more of the  directors  shall be  disqualified  to vote at any meeting,  then the required quorum shall be reduced by one for each such director so disqualified;  provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum.  In the absence of a quorum at any such meeting,  a majority of the  directors  present may  adjourn the meeting  from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

     2.12 Action At Meeting. At any meeting of the Board of Directors at which a quorum is present,  the vote of a majority of those  present  shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these By-Laws.

     2.13 Action Without A Meeting. Any action required or permitted to be taken at any meeting of the Board of  Directors  or of any  committee of the
          Board of Directors may be taken  without a meeting,  if all members of the Board or committee,  as the case may be,  consent to the action in writing,  and the  written  consents  are filed  with the  minutes  of proceedings of the Board or committee.

     2.14 Removal.  Except as otherwise provided by the General  Corporation Law of Delaware,  any one or more or all of the  directors may be removed, with or without cause, by the holders of a majority of the shares then entitled  to  vote  at an  election  of  directors,  except  that  the directors  elected by the holders of a  particular  class or series of stock may be removed  without  cause only by vote of the  holders of a majority of the outstanding shares of such class or series.

     2.15 Committees.   The  Board  of  Directors  may  designate  one  or  more
          committees,  each committee to consist of one or more of the directors of the  Corporation.  The Board may designate one or more directors as alternate  members of any  committee,  who may  replace  any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee,  the member or members of the committee present at any meeting and not disqualified from voting, whether  or not  the  member  or  members  constitute  a  quorum,  may unanimously appoint another member of the Board of Directors to act at the  meeting in the place of any such absent or  disqualified  member.
          Any such  committee,  to the extent  provided in the resolution of the
          Board of  Directors  and  subject  to the  provisions  of the  General
          Corporation Law of the State of Delaware,  shall have and may exercise all  the  powers  and  authority  of the  Board  of  Directors  in the management  of the  business  and affairs of the  Corporation  and may authorize  the seal of the  Corporation  to be  affixed  to all papers which may require it. Each such committee  shall keep minutes and make such reports as the Board of Directors  may from time to time request.
          Except  as  the  Board  of  Directors  may  otherwise  determine,  any committee may make rules for the conduct of its  business,  but unless otherwise  provided by the  directors  or in such rules,  its business shall be  conducted  as nearly as  possible  in the same  manner as is provided in these By-laws for the Board of Directors.

     2.16 Compensation of Directors. Directors may be paid such compensation for their  services and such  reimbursement  for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the  Corporation or any of its parent or subsidiary  corporations in any other capacity and receiving compensation for such service.

                              ARTICLE 3 - Officers

     3.1  Enumeration;  Qualification.  The  officers of the  Corporation  shall consist  of a  President,  a  Secretary,  a  Treasurer  and such other officers  with  such  other  titles as the  Board of  Directors  shall determine,  including a Chairman of the Board, a Vice-Chairman  of the
          Board,  and one or more  Vice  Presidents,  Assistant  Treasurers  and
          Assistant  Secretaries.  The Board of Directors may appoint such other officers as it may deem appropriate. No officer need be a stockholder.
          Any two or more offices may be held by the same person.

     3.2  Election.  The  President,  Treasurer and  Secretary  shall be elected annually by the Board of Directors at its first meeting  following the annual meeting of stockholders. Other officers may be appointed by the
          Board of Directors at such meeting or at any other meeting.

     3.3  Tenure.  Except as  otherwise  provided  by law,  the  Certificate  of
          Incorporation  or these By-laws,  each officer shall hold office until his  successor is elected and  qualified,  unless a different  term is specified in the vote choosing or appointing him, or until his earlier death, resignation or removal.

     3.4  Resignation  and  Removal.  Any  officer  may resign by  delivering  a written  resignation to the Corporation at its principal  office or to the President or Secretary.  Such resignation  shall be effective upon receipt  unless it is  specified to be effective at some other time or upon the happening of some other event.  Any officer may be removed at any time,  with or without cause,  by vote of a majority of the entire number of directors  then in office.  Except as the Board of Directors may  otherwise  determine,  no officer who resigns or is removed shall have any  right  to any  compensation  as an  officer  for any  period following  his  resignation  or  removal,  or any right to  damages on account of such removal,  whether his  compensation be by the month or by the  year or  otherwise,  unless  such  compensation  is  expressly provided in a duly authorized written agreement with the Corporation.

     3.5  Vacancies.  The Board of Directors  may fill any vacancy  occurring in any office for any reason and may, in its  discretion,  leave unfilled for such period as it may  determine  any offices  other than those of
          President,  Treasurer and Secretary.  Each such  successor  shall hold office  for  the  unexpired  term of his  predecessor  and  until  his successor  is  elected  and  qualified,  or until his  earlier  death, resignation or removal.

     3.6  Chairman  of the Board and  Vice-Chairman  of the Board.  The Board of
          Directors  may appoint a Chairman of the Board and may  designate  the
          Chairman  of the  Board as Chief  Executive  Officer.  If the Board of
          Directors  appoints a Chairman of the Board, such person shall perform such duties and possess  such powers as are assigned to such person by the  Board  of  Directors.  If  the  Board  of  Directors  appoints  a
          Vice-Chairman  of the Board,  such  person  shall,  in the  absence or disability  of the  Chairman  of the  Board,  perform  the  duties and exercise  the powers of the  Chairman  of the Board and shall  perform such other  duties and possess  such other  powers as may from time to time be vested in such person by the Board of Directors.

     3.7  President.  The President shall, subject to the direction of the Board of Directors,  have general charge and  supervision of the business of the Corporation.  Unless otherwise provided by the Board of Directors, the President shall preside at all meetings of the  stockholders  and, if the  President is also a director,  at all meetings of the Board of
          Directors.  Unless the Board of Directors has  designated the Chairman of the  Board or  another  officer  as Chief  Executive  Officer,  the
          President shall be the Chief Executive Officer of the Corporation. The
          President  shall  perform  such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.

     3.8  Vice  Presidents.  Any Vice  President  shall  perform such duties and possess  such powers as the Board of Directors  or the  President  may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice  Presidents in the order  determined by the
          Board of Directors) shall perform the duties of the President and when so  performing  shall have all the powers of and be subject to all the restrictions upon the President.  The Board of Directors may assign to any Vice President the title of Executive Vice President,  Senior Vice
          President or any other title selected by the Board of Directors.

     3.9  Secretary and Assistant Secretaries.  The Secretary shall perform such duties and shall  have such  powers as the Board of  Directors  or the
          President may from time to time prescribe.  In addition, the Secretary shall  perform such duties and have such powers as are incident to the office of the  Secretary,  including  without  limitation the duty and power to give  notices of all  meetings  of  stockholders  and special meetings  of the  Board  of  Directors,  to  attend  all  meetings  of stockholders  and the  Board of  Directors  and  keep a record  of the
          proceedings,   to  maintain  a  stock  ledger  and  prepare  lists  of
          stockholders  and their  addresses  as  required,  to be  custodian of corporate  records and the  corporate  seal and to affix and attest to the same on  documents.  Any  Assistant  Secretary  shall perform such duties  and  possess  such  powers  as the  Board  of  Directors,  the
          President or the  Secretary  may from time to time  prescribe.  In the event of the absence,  inability  or refusal to act of the  Secretary, the  Assistant  Secretary  (or if there  shall be more than  one,  the
          Assistant  Secretaries  in  the  order  determined  by  the  Board  of
          Directors)  shall  perform the duties and  exercise  the powers of the
          Secretary.

          In the absence of the  Secretary  or any  Assistant  Secretary  at any
          meeting of  stockholders  or  directors,  the person  presiding at the meeting shall designate a temporary  secretary to keep a record of the meeting.

     3.10 Treasurer and Assistant  Treasurers.  The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to  such  person  by the  Board  of  Directors  or the  President.  In addition, the Treasurer shall perform such duties and have such powers as  are  incident  to  the  office  of  Treasurer,  including  without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these By-laws, to disburse such  funds as  ordered  by the  Board of  Directors,  to make  proper accounts  of such  funds,  and to render as  required  by the Board of
          Directors  statements  of all such  transactions  and of the financial condition of the Corporation.  The Assistant  Treasurers shall perform such duties and possess  such  powers as the Board of  Directors,  the
          President or the  Treasurer  may from time to time  prescribe.  In the event of the absence,  inability  or refusal to act of the  Treasurer, the  Assistant  Treasurer  (or if there  shall be more than  one,  the
          Assistant   Treasurers  in  the  order  determined  by  the  Board  of
          Directors)  shall  perform the duties and  exercise  the powers of the
          Treasurer.

     3.11 Salaries.  Officers  of the  Corporation  shall  be  entitled  to such salaries,  compensation or  reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

                            ARTICLE 4 - Capital Stock

     4.1  Issuance of Stock.  Unless  otherwise  voted by the  stockholders  and subject to the  provisions of the  Certificate of  Incorporation,  the whole or any part of any unissued  balance of the  authorized  capital stock of the  Corporation  or the  whole  or any part of any  unissued balance of the authorized capital stock of the Corporation held in its treasury may be issued, sold,  transferred or otherwise disposed of by vote of the Board of Directors in such manner,  for such consideration and on such terms as the Board of Directors may determine.

     4.2  Certificates of Stock.  Every holder of stock of the Corporation shall be entitled to have a  certificate,  in such form as may be prescribed by law and by the Board of Directors,  certifying the number and class of  shares  owned by the  stockholder  in the  Corporation.  Each such certificate  shall be signed by, or in the name of the Corporation by, the Chairman or Vice-Chairman,  if any, of the Board of Directors,  or
          the President or a Vice  President,  and the Treasurer or an Assistant
          Treasurer,   or  the  Secretary  or  an  Assistant  Secretary  of  the
          Corporation.  Any or all of the signatures on the certificate may be a facsimile.

          Each  certificate  for  shares  of  stock  which  are  subject  to any restriction on transfer  pursuant to the Certificate of Incorporation, the By-laws,  applicable  securities  laws or any agreement  among any number of shareholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the  restriction  or a statement of the  existence of such restriction.

          If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers,  designations, preferences  and  relative,  participating,  optional or other special
          rights   of  each   class  of  stock  or   series   thereof   and  the
          qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of each certificate representing shares of such class or series of stock, provided that in lieu of the foregoing  requirements  there may be set forth on the face or back of each certificate  representing  shares of such class or series of stock a statement  that the  Corporation  will furnish  without charge to each  stockholder who so requests a copy of the full text of the powers,  designations,  preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications,  limitations or restrictions of such preferences and/or rights.

     4.3  Transfers.  Except as otherwise  established by rules and  regulations adopted by the Board of  Directors,  and  subject to  applicable  law, shares of stock may be transferred on the books of the  Corporation by the  surrender  to  the  Corporation  or  its  transfer  agent  of the certificate  representing such shares properly endorsed or accompanied by a written  assignment or power of attorney properly  executed,  and with such proof of authority or the  authenticity  of signature as the
          Corporation or its transfer agent may  reasonably  require.  Except as may be otherwise  required by law, the Certificate of Incorporation or these By-laws,  the Corporation  shall be entitled to treat the record holder of stock as shown on its  books as the owner of such  stock for all purposes, including the payment of dividends and the right to vote with  respect to such stock,  regardless  of any  transfer,  pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-laws.

     4.4  Lost,  Stolen or Destroyed  Certificates.  The Corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost,  stolen, or destroyed,  upon such terms and conditions  as the Board of Directors  may  prescribe,  including  the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for  the  protection  of the  Corporation  or any  transfer  agent  or registrar.

     4.5  Record  Date.  The Board of  Directors  may fix in advance a date as a record  date for the  determination  of the  stockholders  entitled to notice of or to vote at any  meeting  of  stockholders  or to  express consent (or dissent) to corporate action in writing without a meeting, or entitled to receive  payment of any dividend or other  distribution or  allotment  of any rights in respect of any change,  conversion  or exchange of stock, or for the purpose of any other lawful action. Such record  date  shall not be more than sixty (60) nor less than ten (10)
          days  before  the date of such  meeting,  nor more  than ten (10) days after the date of  adoption  of a record  date for a  written  consent without a  meeting,  nor more than  sixty (60) days prior to any other action to which such record date relates.

          If  no  record  date  is  fixed,   the  record  date  for  determining
          stockholders  entitled  to  notice  of  or to  vote  at a  meeting  of stockholders  shall be at the close of  business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the  meeting is held.  The record date for determining  stockholders  entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary,  shall be the day on which the first written consent is properly  delivered to the  Corporation.  The record date for determining  stockholders  for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

          A determination  of stockholders of record entitled to notice of or to vote at a meeting of  stockholders  shall apply to any  adjournment of the meeting; provided,  however, that the Board of Directors may fix a new record date for the adjourned meeting.

                         ARTICLE 5 - General Provisions

     5.1  Fiscal Year.  Except as from time to time otherwise  designated by the
          Board of Directors,  the fiscal year of the Corporation shall begin on the  first  day of  January  in each  year  and end on the last day of
          December in each year.

     5.2  Corporate  Seal.  The corporate seal shall be in such form as shall be approved by the Board of Directors.

     5.3  Waiver of Notice.  Whenever  any notice  whatsoever  is required to be given by law, by the Certificate of Incorporation or by these By-laws, a waiver  of such  notice  either  in  writing  signed  by the  person entitled to such notice or such person's duly authorized attorney,  or by telegraph,  cable or any other available method, whether before, at or after the time stated in such  waiver,  or the  appearance  of such person or  persons  at such  meeting  in person or by proxy,  shall be deemed equivalent to such notice.

     5.4  Voting of Securities. Except as the directors may otherwise designate, the President or Treasurer may waive notice of, and act as, or appoint any person or persons to act as,  proxy or  attorney-in-fact  for this
          Corporation (with or without power of substitution) at, any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this Corporation.

     5.5  Evidence of Authority. A certificate by the Secretary, or an Assistant
          Secretary,  or a temporary  Secretary,  as to any action  taken by the stockholders,  directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

     5.6  Certificate of  Incorporation.  All references in these By-laws to the
          Certificate  of  Incorporation   shall  be  deemed  to  refer  to  the
          Certificate of  Incorporation  of the  Corporation,  as amended and in effect from time to time.

     5.7  Severability. Any determination that any provision of these By-laws is for any reason  inapplicable,  illegal or ineffective shall not affect or invalidate any other provision of these By-laws.

                             ARTICLE 6 - Amendments

     6.1  By the Board of Directors.  These  By-laws may be altered,  amended or repealed or new by-laws  may be adopted by the  affirmative  vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

     6.2  By the Stockholders. These By-laws may be altered, amended or repealed or new by-laws may be adopted by the  affirmative  vote of the holders of a majority  of the shares of the capital  stock of the  Corporation issued and  outstanding and entitled to vote at any regular meeting of stockholders,  or at any  special  meeting of  stockholders,  provided notice  of such  alteration,  amendment,  repeal  or  adoption  of new by-laws shall have been stated in the notice of such special meeting.